Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 130 to the Registration Statement (Form N-1A, No. 033-00507) of Transamerica Series Trust and to the incorporation by reference of our reports dated February 26, 2015 on Transamerica Asset Allocation - Conservative VP, Transamerica Asset Allocation - Moderate VP, Transamerica Asset Allocation - Moderate Growth VP, Transamerica Barrow Hanley Dividend Focused VP, Transamerica Clarion Global Real Estate Securities VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Balanced Allocation VP, Transamerica Voya Moderate Growth Allocation VP, Transamerica Vanguard ETF Portfolio - Conservative VP, Transamerica Vanguard ETF Portfolio - Balanced VP, Transamerica Vanguard ETF Portfolio - Growth VP, Transamerica Jennison Growth VP , Transamerica JPMorgan Mid Cap Value VP, Transamerica Systematic Small/Mid Cap Value VP, Transamerica T. Rowe Price Small Cap VP, Transamerica Torray Concentrated Growth VP, Transamerica Morgan Stanley Mid-Cap Growth VP, Transamerica Voya Balanced Allocation VP, Transamerica Voya Conservative Allocation VP, Transamerica Aegon High Yield Bond VP, Transamerica Asset Allocation - Growth VP, Transamerica BlackRock Tactical Allocation VP, Transamerica AllianceBernstein Dynamic Allocation VP (name change to Transamerica AB Dynamic Allocation VP effective May 1, 2015), Transamerica JPMorgan Tactical Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Janus Balanced VP, Transamerica PIMCO Tactical - Balanced VP, Transamerica PIMCO Tactical - Growth VP, Transamerica PIMCO Tactical - Conservative VP, Transamerica International Moderate Growth VP, Transamerica JPMorgan Enhanced Index VP, Transamerica MFS International Equity VP, Transamerica Aegon Money Market VP, Transamerica Aegon U.S. Government Securities VP, Transamerica Aegon Active Asset Allocation-Conservative VP, Transamerica Aegon Active Asset Allocation-Moderate VP, Transamerica Aegon Active Asset Allocation-Moderate Growth VP, Transamerica Multi-Managed Balanced VP, Transamerica BlackRock Global Allocation VP, Transamerica Cayman BlackRock Global Allocation VP LTD, Transamerica Voya Large Cap Growth VP, Transamerica Morgan Stanley Capital Growth VP, Transamerica Voya Mid Cap Opportunities VP, Transamerica JPMorgan Core Bond VP, Transamerica PIMCO Total Return VP, Transamerica ProFund UltraBear VP, Transamerica Voya Limited Maturity Bond VP, Transamerica WMC US Growth VP (formerly, Transamerica WMC Diversified Growth VP, Transamerica WMC US Growth II VP (formerly, Transamerica WMC Diversified Growth II VP), Transamerica TS&W International Equity VP, Transamerica PineBridge Inflation Opportunities VP (formerly, Transamerica PIMCO Real Return TIPS VP), Transamerica Legg Mason Dynamic Allocation - Balanced VP, Transamerica Legg Mason Dynamic Allocation - Growth VP, Transamerica Market Participation Strategy VP, Transamerica Voya Intermediate Bond VP , Transamerica Multi-Manager Alternative Strategies VP, Transamerica BlackRock Global Allocation Managed Risk – Balanced VP, and Transamerica BlackRock Global Allocation Managed Risk – Growth VP, included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 28, 2015